Exhibit T3A.21

10874400/1	DUPLICATE FOR THE FILE

Number 584295

1808821

Certificate of Incorporation

I hereby certify that

LINDORFF INVESTMENT NO 1 DESIGNATED ACTIVITY COMPANY

is this day incorporated under

the Companies Act 2014,

and that the company is

a Designated Activity Company

Limited by Shares.

Given under my hand at Dublin, this

Tuesday, the 14th day of June, 2016

for Registrar of Companies

Certificate handed to/posted to*:	Company Formations International Limited

22 Northumberland Road Ballsbridge Dublin 4
Signed:	Date:

*	Delete as appropriate